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                                                                       EXHIBIT 5

                                  July 23, 2002




Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
One Allen Center, Suite 1000
500 Dallas Street
Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to (i) Kinder Morgan Management, LLC, a Delaware limited liability company (the "Company"), in connection with the proposed offering by the Company of 20,000,000 shares (23,000,000 shares if the over-allotment option granted to the underwriters is exercised in full) of the Company representing limited liability company interests with limited voting rights (the "Shares," which term shall include such additional shares representing limited liability company interests with limited voting rights as may be offered pursuant to Rule 462 under the Securities Act of 1933, as amended), (ii) Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the proposed sale by the Partnership of limited partnership interests denominated as i-units (the "i-units," which term shall include such additional limited partnership interests denominated as i-units as may be offered pursuant to Rule 462 under the Securities Act of 1933, as amended) to the Company for a portion of the net proceeds of the offering of the Shares, and (iii) Kinder Morgan, Inc., a Kansas corporation ("KMI"), in connection with the obligation of KMI to purchase Shares (the "Purchase Obligation") in certain circumstances as specified in the Purchase Provisions (the "Purchase Provisions") attached as Annex B to and made a part of the Second Amended and Restated Limited Liability Company Agreement of the Company (the "LLC Agreement"). A Registration Statement on Form S-3 (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (1) by the Company with respect to the Shares, (2) by the Partnership with respect to the i-units to be sold by the Partnership to the Company, and (3) by KMI with respect to the Purchase Obligation.


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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
July 23, 2002
Page 2


We have examined, among other things, originals or copies of:

         o        the Certificate of Formation of the Company;

         o the LLC Agreement, as amended to date, and the proceedings taken to date by the Company with respect to the authorization, issuance and sale of the Shares;

         o        the Certificate of Limited Partnership of the Partnership;

         o the Third Amended and Restated Agreement of Limited Partnership, as amended to date, and the proceedings taken to date by the Company, as the delegate of Kinder Morgan G.P., Inc. ("KMGP"), the general partner of the Partnership, with respect to the authorization, issuance and sale of the i-units;

         o the restated Articles of Incorporation and By-laws of KMI, each as amended to date, and the corporate proceedings taken to date by KMI with respect to the authorization of the Purchase Provisions; and

         o such other documents and records as we have deemed necessary and relevant for the purposes hereof.

We have also examined the Registration Statement and the form of Underwriting Agreement attached as an exhibit to the Registration Statement (the "Underwriting Agreement"), to be executed among the Company, the Partnership, KMGP, KMI and the Underwriters to be named therein. In addition, we have relied on certificates of officers of the Company, KMGP and KMI and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, the due execution and delivery of all documents by the parties thereto and the truthfulness of all statements of fact contained therein.


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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
July 23, 2002
Page 3


Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a limited liability company, validly existing and in good standing under the laws of the State of Delaware;

         2. The Partnership is a limited partnership, validly existing and in good standing under the laws of the State of Delaware;

         3. KMI is a corporation, validly existing and in good standing under the laws of the State of Kansas;

         4. The issuance of the Shares to be issued by the Company pursuant to the offering has been duly authorized by the Company, and upon issuance and delivery of the Shares in accordance with the terms of the Underwriting Agreement and receipt by the Company of the purchase price therefor, such Shares will be legally issued, fully paid and nonassessable;

         5. The issuance of the i-units to be issued by the Partnership to the Company in connection with the offering of the Shares has been duly authorized by the Company, as the delegate of KMGP on behalf of the Partnership, and upon issuance and delivery of the i-units as set forth in the Registration Statement and receipt by the Partnership of the purchase price therefor, such i-units will be legally issued, fully paid and nonasssessable;

         6. The Purchase Provisions have been duly authorized by KMI, and the owners of Shares will be entitled to the benefits thereof.

The foregoing opinion is based on and limited to the General Corporation Code of the State of Kansas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. By giving such consent, we do not



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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
July 23, 2002
Page 4


admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                          Very truly yours,



                                          Bracewell & Patterson, L.L.P.